SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

Drone Guarder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55766	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

86-90 Paul Street London, England	EC2A 4NE
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-835-9463

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

1

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2018 we entered into a Securities Purchase Agreement (“SPA”) with EMA Financial, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated May 8, 2018 in the principal amount of $125,000 (the “Note”). In connection with the foregoing, we also entered into a Registration Rights Agreement with the Purchaser dated May 8, 2018 (the “Registration Rights Agreement”).

The Note, which is due on February 8, 2019, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 20 trading day period immediately prior to conversion.

We have the right to prepay the Note within 90 days of the closing date at a premium of 135% of all amounts owed to Purchaser and at a premium of 150% if prepaid more than 90 but less than 180 days following the closing date. We have no right to prepay the Note more than 180 days after the closing date.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the Registration Rights Agreement, we are required to register the shares into which the Note is converted. We must file the registration statement within 30 days of the closing date and have it declared effective within 90 days of the closing date.

The foregoing description of the SPA, the Note, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA, the Note, and the Registration Rights Agreement which are included in this Current Report as Exhibits 10.1, 4.1 and 10.2, respectively, and are incorporated herein by reference.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, EMA is an accredited investor, EMA acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

If the Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Note. There can be no assurance that there will be any funds available to pay of the Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Purchaser may convert the Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

2

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Note
10.1	SPA
10.2	Registration Rights Agreement

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Guarder, Inc.

/s/ Adam Taylor

Adam Taylor

Chief Executive Officer

Date: May 25, 2018

4